EXHIBIT 10.8

AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT

OF LIMITED PARTNERSHIP

OF

DUKE REALTY SERVICES LIMITED PARTNERSHIP

Duke Services, Inc., an Indiana corporation, Duke Realty Limited Partnership, an Indiana limited partnership, and Duke Management, Inc., an Indiana corporation, as the partners of Duke Realty Services Limited Partnership (the “Partnership”) hereby amend the Partnership’s Second Amended and Restated Agreement of Limited Partnership, as heretofore amended (the “Partnership Agreement”) pursuant to Section 9.05 of the Partnership Agreement and agree as follows:

1. Substitution of Partner.  Duke Management, Inc. is hereby substituted for DMI Partnership as a limited partner in the Partnership, and all references to DMI Partnership in the Partnership Agreement are hereby amended to refer to Duke Management, Inc.  Specifically and not by way of limitation, Section 7.03 of the Partnership Agreement is amended to provide that the option granted therein by DMI Partnership to Duke Realty Investments, Inc. is hereby granted by Duke Management, Inc., and the option granted to DMI Partnership in Section 7.03(d) is hereby granted to Duke Management, Inc., in each case subject to the applicable conditions and provisions of Section 7.03.

2. Other Provisions.  In all other respects, the Partnership Agreement shall continue in full force and effect as amended hereby.  Any capitalized terms used in this Amendment and not defined herein have the meanings given to them in the Partnership Agreement.